Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Ludwig Enterprises, Inc. of our report dated April 14, 2023, relating to our audit of the consolidated financial statements, which appears herein for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Margate, Florida

August 17, 2023